PART II

OFFERING CIRCULAR

      PHOENIX REALTY, INC.
245 Park Ave
39TH FL
 New York, NY 10167

Best Efforts Offering of up to 10,000,000 Common Shares
Minimum Purchase: 500 Shares ($1,000)

This prospectus relates to the offering and sale of up to Ten million (10,000,000) Common Shares of the Company for an aggregate, maximum gross dollar offering of Twenty Million and 00/100 ($20,000,000) Dollars (the "Offering"). The Offering is being made pursuant to Tier 1 of Regulation A, promulgated under the Securities Act of 1933. Each Common Share will be offered at two Dollars 00/100 ($2/00) Dollars per share. There is a minimum purchase amount of Five Hundred Common Shares, at $2.00 per share for an aggregate purchase price of One Thousand and 00/100 ($1,000/00) Dollars.

Investing in this offering involves high degree of risk, and you should not invest unless you can afford to lose your entire investment. See "Risk Factors" beginning on page 10. This offering circular relates to the offer and sale or other disposition of up to Ten Million (10,000,000) Class A Common Share Shares, at $2.00 per share. See "Securities Being Offered" beginning on page 36.

This is our offering, and no public market currently exists for our common stock. The Offering price is arbitrary and bears to relationship to any criteria of value. The Company does not intend to seek a public listing for the Common Shares. Moreover, our common stock is not listed for trading on any exchange or automated quotation system. The Company presently does not intend to seek such listing for its common stock, but should it hereinafter elect to do so, there can be no assurances that such listing will ever materialize.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the "SEC") and the relevant state regulators, as necessary and will terminate on the sooner of the sale of the maximum number of shares being sold, twelve months from the effective date of this Offering Statement or the decision by Company management to deem the offering closed. The shares offered hereby are offered on a "best efforts" basis, and there is no minimum offering.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of common stock will be immediately available to us for use in our operations and once received and accepted are irrevocable. See "Plan of Distribution" and "Securities Being Offered" for a description of our capital stock.

Please note that the Company is a "shell" company in accordance with Rule 405 promulgated under the Securities Act of 1933. Accordingly, any securities sold in this offering can only be resold through registration under the Securities Act of 1933; Section 4(1), if available, for non-affiliates; or by meeting the following conditions of Rule 144(i): (a) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (b) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(D) of the Exchange Act of 1934; and the issuer of the securities has filed all Exchange Act reports and material required to be filed during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has lapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company. For purposes herein, following the effectiveness of this Offering Statement, the Company will not be subject to the reporting requirements of the Exchange Act. Thus, the Company will be required to file another registration statement and become subject to the reporting requirements thereof to potentially provide for the application of Rule 144.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE COMMON SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE COMMON SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Underwriting

Number of

Price to

discount and

Proceeds to

Proceeds to

Share

Public (3)

commissions (1)

issuer (2)

other persons

Per Share

1

$
2.00

$
0.00

$
2.00

$
0.00

Total Minimum

1

$
2.00

$
0.00

$
2.00

$
0.00

Total Maximum

10,000,000

$
20,000,000

$
0.00

$
20,000,000

$
0.00

(1)
We do not intend to use commissioned sales agents or underwriters.

(2)
The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, finders' fees, selling and other costs incurred in the offering of the common stock.

(3)
The Shares are offered at $2.00 per share.

We are following the "Offering Circular" format of disclosure under Regulation A.

The date of this Preliminary Offering Circular is October 7, 2016

TABLE OF CONTENTS

Summary Information...................................................................................
6

Risk Factors...............................................................................................

10

Dilution....................................................................................................

17

Plan of Distribution......................................................................................

18

Use of Proceeds..........................................................................................

19

Description of Business.................................................................................

20

Description of Properties................................................................................

27

Management's Discussion and Analysis..............................................................

28

Directors, Executives, and Significant Employees..................................................

30

Executive Compensation................................................................................

33

Securities Ownership of Management and Control Persons.......................................

34

Interest of Management and Others In Certain Transactions......................................

35

Securities Being Offered................................................................................

36

Financial Statements....................................................................................

38

Exhibits....................................................................................................

48

Signatures..................................................................................................

49

FORWARD LOOKING STATEMENTS

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

1. SUMMARY OF INFORMATION IN OFFERING CIRCULAR

As used in this prospectus, references to the "Company," "company", "we," "our", "us" Phoenix, Phoenix Realty or "Company Name" refer to PHOENIX REALTY, INC., unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

The Company

Organization:
We were incorporated under the laws of the State of Delaware on September 7, 2016. Our principal office is located at 245 Park Ave, 39th FL, New York, NY 10167.

Capitalization:
Our articles of incorporation provide for the issuance of up to (i) 100,000,000 shares of Class A common stock, par value $0.0001 and (ii) 100,000,000 shares of Class B common stock, par value $0.0001, (iii) 50,000,000 shares of Class C common stock, par value $0.0001 and (iv) 50,000,000 shares of Preferred stock, par value $0.0001. As of the date of this Prospectus there are 30,000,000 shares consisting of 15,000,000 Class A common stock and 15,000,000 of Class B common stock issued and outstanding.
Management:
Our Chief Executive Officer is Ray Watts.  Our President and Secretary is Franklin Ogele. All two of our officers also serve as Directors of the Company. There are no other officers or directors of the Company. Each of the spends approx. 10-20 hours per week to the affairs of the Company.
Controlling Shareholders:
Our Officers and Directors constitute our only stockholders, each owning 7,500,000 shares of Class A common stock and 7,500,000 shares of Class B common stock respectively for an aggregate total of 30,000,000 shares of Class A and Class B common stock. As such, our current Officers and Directors will be able to exert a significant influence over the affairs of the Company at the present time, and will continue to do so after the completion of the offering
Shell Company Status:
We are a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations.  Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i).  A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current "Form 10 information" with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144.  "Form 10 information" is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities.  These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

Independence:
We are not a blank check company, as such term is defined by Rule 419 promulgated under the Securities Act of 1933, as amended, as we have a specific business plan and we presently have no binding plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

Our Business

Description of Operations:
Phoenix Realty is an internally managed real estate company engaged in land banking business and other real estate development business. Land banking is the acquisition and aggregation of tracks of raw undeveloped land, subdivide and improve on the land by constructing road access, installing water, sewage and utility lines and selling the lots to National Home Building companies such as D.R. Horton Inc and Pulte Homes Corporation [NASDAQ - HPM], collectively "Nationals Builders". Phoenix plans to focus on the south east region of the United States for the proposed land banking business. Phoenix has identified a gaping space in the property development chain which it intends to occupy. A Phoenix principal has been in the real estate development business for over 30 years and through experience has come to the realization that land banking is a space that needs to be occupied in the property development chain. The space exists because National Builders do not like to have undeveloped raw land on their inventory and/or balance sheet as it tends to have negative effect on their stock price. Moreover, lending institutions would rather lend on building projects with pre-banked lands. Phoenix goal is to occupy the market niche of aggregating lands that have been prepared for development (i.e., for erecting commercial and residential structures) and selling such developed lands to National Builders. By providing National Builders with a platform to shop for pre-banked lands, Phoenix will provide added value to National Builders who seek pre-banked land to execute on their building plans. In addition, Phoenix will engage in development and/or acquisition, management and operation or sale of any class of income producing commercial and residential real estate with a focus on retail strip shopping centers. Our target market is also the south east region of the United States. We are a development stage company, and we expect to use substantially all of the net proceeds from this offering to engage in land banking and real estate development business described hereinabove. We expect to build a high-quality portfolio intended to generate current income and to provide capital preservation, capital appreciation and portfolio diversification. The properties may be existing properties, newly constructed properties or properties under development or construction.

Historical Operations:
Since inception, the Company has limited its operations to primarily researching potential land banking and other real estate acquisitions opportunities and preparing for this offering. As of October 1, 2016, we have an accumulated deficit of $3,500.00.
Current Operations:
The Company is currently focused on researching land banking and real estate acquisition opportunities in the south east region of United States and sourcing its capital raise requirements.
Growth Strategy:
The Company will seek to begin its acquisition strategy upon completion of this offering. The timing of commencement of operations may be influenced by our relative success of this offering. We may not raise sufficient proceeds through this offering in order to fully execute our business plans.

The Offering

Securities Offered:
10,000,000 shares of Class A common stock at $2.00 per share.

Common Stock Outstanding before the Offering:
30,000,000 consisting of 15,000,000 shares of Class A common stock and 15,000,000 of Class B common stock.

Common Stock Outstanding after the     Offering
40,000,000 consisting of 25,000,000 shares of Class A common stock and 15,000,000 of Class B common stock.

Use of Proceeds
The proceeds will be deployed for land banking and real estate development and related working capital expenses.

Termination of the Offering:
The offering will commence as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the "SEC") and the relevant state regulators, as necessary and will terminate on the sooner of the sale of the maximum number of shares being sold, twelve months from the effective date of this Offering Statement or the decision by Company management to deem the offering closed.
Offering Cost:
We estimate our total offering registration costs to be $10,000.  If we experience a shortage of funds prior to funding, our officer and director has verbally agreed to advance funds to the Company to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however, our officer and director has no legal obligation to advance or loan funds to the Company.
Market for the Shares:
The Shares being offered herein are not listed for trading on any exchange or automated quotation system. The Company does not intend to seek such a listing at any time hereinafter.
Market for our Common Stock:
Our common stock is not listed for trading on any exchange or automated quotation system. We do not intend, upon the effectiveness of this Offering Statement to seek such a listing. We may, however, seek to obtain a listing at a later date, although there can be no guarantee that we will be able to file and later have declared effective, a registration statement made pursuant to the Securities Act of 1933. Moreover, there can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTQB Marketplace; nor can there be any assurance that such an application for quotation will be approved.

Common Stock Control:
Our officers and directors currently own all the issued and outstanding common stock of the company, and will continue to own all of the common shares to control the operations of the company after this offering, irrespective of its outcome.

Best Efforts Offering:
We are offering our common stock on a "best efforts" basis through our Chief Executive Officer, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering.

2.    RISK FACTORS

Investing in our shares involves risk. In evaluating the Company and an investment in the shares, careful consideration should be given to the following risk factors, in addition to the other information included in this Offering circular. Each of these risk factors could materially adversely affect Phoenix's business, operating results or financial condition, as well as adversely affect the value of an investment in our shares. The following is a summary of the most significant factors that make this offering speculative or substantially risky. The company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-security). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Company

Our having generated no revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of October 1, 2016, we have generated no revenues. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues and expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

The company has realized significant operating losses to date and expects to incur losses in the future

The company has operated at a loss since inception, and these losses are likely to continue. Phoenix's net loss for the period ending October 1, 2016 was $3,500. Until the company achieves profitability, it will have to seek other sources of capital in order to continue operations.

The Company has limited capitalization and a lack of working capital and as a result is dependent on raising funds to grow and expand its business.

The Company lacks sufficient working capital in order to execute its business plan. The ability of the Company to move forward with its objective is therefore highly dependent upon the success of the offering described herein. Should we fail to obtain sufficient working capital through this offering we may be forced to abandon our business plan.

Because we have a limited history of operations we may not be able to successfully implement our business plan.

We have less than one year of operational history in our industry. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

We are a recently organized corporation with a limited operating history, and we may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our stockholders.

We were incorporated on September 7, 2016, and we have a limited operating history. Our financial condition, results of operations and ability to make or sustain distributions to our stockholders will depend on many factors, including:

our ability to identify attractive land banking and other acquisition opportunities that are consistent with our investment strategy;

our ability to consummate land banking and other acquisitions on favorable terms;

our ability to contain restoration, maintenance, marketing and other operating costs;

real estate appreciation or depreciation in our markets;

our ability to absorb costs that are beyond our control, such as real estate taxes, insurance premiums, litigation costs and compliance costs;

our ability to respond to changes in population, employment or homeownership trends in our markets; and

economic conditions in our markets, as well as the condition of the financial and real estate markets and the economy generally.

 We are dependent on the sale of our securities to fund our operations.

We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs.  Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our equity securities. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

The Company is dependent on key personnel and loss of the services of any of these individuals could adversely affect the conduct of the company's business.

Our business plan is significantly dependent upon the abilities and continued participation of our officers and directors. It would be difficult to replace any of them at such an early stage of development of the Company. The loss by or unavailability to the Company of their services would have an adverse effect on our business, operations and prospects, in that our inability to replace them could result in the loss of one's investment. There can be no assurance that we would be able to locate or employ personnel to replace any of our officers, should their services be discontinued. In the event that we are unable to locate or employ personnel to replace our officers we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation, including controlling state statute permits us to indemnify our officers and directors to the fullest extent authorized or permitted by law in connection with any proceeding arising by reason of the fact any person is or was an officer or director of the Company.  Furthermore, our Certificate of Incorporation provides that no director of the Company shall be personally liable to it or its shareholders for monetary damages for any breach of fiduciary duty by such director acting as a director.  Notwithstanding this indemnity, a director shall be liable to the extent provided by law for any breach of the director's duty of loyalty to the Company or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, pursuant to section 174 of the General Corporation Law of Delaware (unlawful payment of a stock dividend or unlawful redemption of stock), or for any transaction from which a director derived an improper personal benefit.  Our Certificate of Incorporation permits us to purchase and maintain insurance on behalf of directors, officers, employees or agents of the Company or to create a trust fund, grant a security interest and/or use other means to provide indemnification.

Our Bylaws permit us to indemnify our officers and directors to the full extent authorized or permitted by law.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

Risks Relating to Our Business

We may not be able to sell the land banked subdivisions.

We may acquire and aggregation of tracks of raw undeveloped land, subdivide and improve on the land by constructing road access, installing water, sewage and utility lines and may not be able to sell the subdivisions because of market conditions.

The profitability of attempted acquisitions and other real estate development is uncertain.

We intend to land bank, acquire and develop real estate properties selectively. Land banking, acquisition and development of properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these projects, we will incur certain risks, including the expenditure of funds on, and the devotion of management's time to, transactions that may not come to fruition. Additional risks inherent in the projects include risks that the properties will not achieve anticipated sales or occupancy levels and that estimates of the costs of improvements to bring a property up to standards established for the market position intended for that property may prove inaccurate. Expenses may be greater than anticipated.

Real estate investments are illiquid.

Because real estate investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations.

If we purchase or develop assets at a time when the commercial and residential real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase or develop may not appreciate or may decrease in value.

The commercial and residential real estate markets are currently experiencing a substantial influx of capital from investors worldwide. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase or develop real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for or expended in the development of such assets.

A residential property's income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of "for sale" properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), and the attractiveness and location of the property. Our performance will be linked to economic conditions in the regions where our properties will be located and in the market for residential and commercial space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market prices, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

We may not make a profit if we sell a property or land banked subdivision.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

Our properties may not be diversified.

Our potential profitability and our ability to diversify our investments may be limited, both geographically and by type of properties purchased. We will be able to purchase or develop additional properties only as additional funds are raised and only if owners of real estate accept our stock in exchange for an interest in the target property or title to the property. Our properties may not be well diversified and their economic performance could be affected by changes in local economic conditions.

Our performance is therefore linked to economic conditions in the regions in which we will acquire and develop properties and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

Competition with third parties for properties and other investments may result in our paying higher prices for properties which could reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, banks, insurance companies, REITs, and real estate limited partnerships, many of which have greater resources than we do. Some of these investors may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and increased prices. If competitive pressures cause us to pay higher prices for properties, our ultimate profitability may be reduced and the value of our properties may not appreciate or may decrease significantly below the amount paid for such properties. At the time we elect to dispose of one or more of our properties, we will be in competition with sellers of similar properties to locate suitable purchasers, which may result in us receiving lower proceeds from the disposal or result in us not being able to dispose of the property due to the lack of an acceptable return. This may cause you to experience a lower return on your investment.

The Company may not be able to effectively control the timing and costs relating to the renovation of or improvements on properties, which may adversely affect the Company's operating results and the its ability to make a return on its investment or disbursements of dividends or interest to our shareholders.

Nearly all of the properties to be acquired by the Company will require some level of renovation immediately upon their acquisition or in the future. The Company may acquire properties that it plans to extensively renovate. The Company also may acquire properties that it expects to be in good condition only to discover unforeseen defects and problems that require extensive renovation and capital expenditures. The Company may also acquire land for improvement only to discover that the land may require extensive investment such as landfill for swamps to bring the land to bankable level. The Company's properties will also have infrastructure and appliances of varying ages and conditions. Consequently, the Company will routinely retain independent contractors and trade professionals to perform physical repair work, and the Company will be exposed to all of the risks inherent in property renovation, including potential cost overruns, increases in labor and materials costs, delays by contractors in completing work, delays in the time of receiving necessary work permits, certificates of occupancy and poor workmanship. If the Company's assumptions regarding the costs or timing of renovation and improvements across our future properties prove to be materially inaccurate, the Company's operating results and ability to make distributions to our Shareholders may be adversely affected.

The Company has not yet identified any specific properties to acquire or improve with net proceeds of this offering, and you will be unable to evaluate the economic merits of the company's investments made with such net proceeds before making an investment decision to purchase the Company's securities.

The Company will have broad authority to invest a portion of the net proceeds of this offering in any real estate opportunities the Company may identify in the future, and the Company may use those proceeds to make investments and land improvements with which you may not agree. You will be unable to evaluate the economic merits of the Company's properties before the Company invests in them and the Company will be relying on its ability to select attractive investment properties. In addition, the Company's investment policies may be amended from time to time at the discretion of the Company's Management, without out notice to the Company's Shareholders. These factors will increase the uncertainty and the risk of investing in the Company's securities.

Although the Company intends to use substantial portion of the net proceeds of this offering to acquire and renovate residential and commercial properties and engage in land banking in its targeted markets, including working capital, the Company cannot assure you that it will be able to do so. The Company's failure to apply the proper portion of the net proceeds of this offering effectively or find suitable properties to acquire and develop in a timely manner or on acceptable terms could result in losses or returns that are substantially below expectations.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to our shareholders.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to you.

Risks Related to Our Securities

There is no current established trading market for our Common Stock and if a trading market does not develop, purchasers of our securities may have difficulty selling their securities

There is currently no established public trading market for our Common Stock and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on a major national exchange or automated quotation system in the future, there can be no assurance that any such trading market will develop, and purchasers of the common stock may have difficulty selling their common stock. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we are a "shell company" the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, until we cease being a "shell company".

We are a "shell company" as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a "shell company".  Applicable provisions of Rule 144 specify that during that time that we are a "shell company" and for a period of one year thereafter, holders of our restricted securities cannot sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission and have filed current "Form 10 information" with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a "shell company" we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

The offering price of the Shares being  offered herein has been arbitrarily determined by us and bears no relationship to any criteria of value; as such, investors should not consider the offering price or value to be an indication of the value of the shares being registered.

Currently, there is no public market for our Shares. The offering price for the Shares being registered in this offering has been arbitrarily determined by us and is not based on assets, operations, book or other established criteria of value.  Thus, investors should be aware that the offering price does not reflect the market price or value of our common shares.

We may, in the future, issue additional shares of common stock, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of Class A common stock; up to 100,000,000 shares of Class B common stock, 50,000,000 shares of Class C common stock and 50,000,000 shares of Preferred stock.  As of the date of this Prospectus the Company has 30,000,000 shares, consisting of 15,000,000 of Class A common stock and 15,000,000 shares of Class B issued and outstanding. If we sell the entire 10,000,000 shares of Class A common stock in this Offering, we will have 25,000,000 Class A issued and 15,000,000 shares of Class B common stock issued and outstanding. Accordingly, we may issue up to an additional 75,000,000 shares of Class A common stock and 85,000,000 of Class B common stock, up to 50,000,000 of Class C common and 50,000,000 shares of Preferred stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are real estate company and we finance our business through mortgages

As with every other real estate company, we will from time to time finance our business through mortgage loans collateralized by the underlying property we acquire. Our goal is to purchase real properties by assuming up to a 85% or more debt financing. We may also acquire debt in the form of mezzanine or bridge financing. We may borrow such funds from a traditional bank or non bank third party. However, we hope to limit our financing costs and our financing to direct leverage on the property. We hope to finance acquisition costs mostly with the sale of our common stock in this offering. As a result, our balance sheet may be unduly leveraged and if we cannot sell or liquidate our properties, we will be burdened by debt service, including, but not limited to payment of principal and interest and other fees.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to rely upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

3.   DILUTION

If you invest in our shares, your interest will be diluted to the extent of the difference between the offering price per share of our common stock in this offering and the as adjusted net tangible book value per share of our capital stock after this Offering. The following table demonstrates the dilution that new investors will experience relative to the company's net tangible book value as of October 1, 2016. Net tangible book value is the aggregate amount of the company's tangible assets, less its total liabilities. The table presents three scenarios: a $5 million raise from this Offering, a $10 million raise from this Offering and a fully subscribed $20 million raise from this Offering.
     $5MM  $10MM  $20MM

Price Per Share    $2.00  $2.00  $2.00

Shares Issued    2,500,000 5,000,000 10,000,000

Capital Raised    $5,000,000 $10,000,000 $20,000,000

Less Offering Costs         30,000          30,000          30,000

Net Proceeds    $4,970,000 $9,970,000 19,970,000

Net Tangible Value Pre-Financing  $3,000.00 $3,000.00 $3,000.00

Net Tangible Value Post-Financing  $4,973,000 $9,973,000 19,973,000

Shares Issued and Outstanding -
Pre Financing    30,000,000 30,000,000 30,000,000

Shares Issued and Outstanding -
Post Financing    32,500,000 35,000,000 40,000,000

Net Tangible Book Value per Share
Prior to Offering     $0.0001  $0.0001  $0.0001
Increase/Decrease per Share Attributable
To New Investors     $0.15    $0.28  $0.49

Net Tangible Book Value per Share
Post Offering     $0.15  $0.29  $0.50

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor's stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, convertible notes, preferred shares or warrants) into stock. If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. The company has authorized and issued two classes of shares of common stock, namely Class A common stock and Class B common stock. Therefore, all of the company's current shareholders and the investors in this Offering will experience the same dilution if the company decides to issue more shares in the future.
4.    PLAN OF DISTRIBUTION

We are offering a maximum of 10,000,000 Class A Common Shares on a no minimum, "best efforts" basis. We will sell the shares ourselves and do not plan to use underwriters or pay any commissions.  We will be selling our shares using our best efforts and no one has agreed to buy any of our shares. This prospectus permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There is currently no plan or arrangement to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances.  There is no minimum amount of shares we must sell; so no money raised from the sale of our shares will go into escrow, trust or another similar arrangement.

The shares are being offered by Ray Watts, the Company's Chief Executive Officer and Director.  Mr. Watts will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the shares. No sales commission will be paid for shares sold by Mr. Watts. Mr. Watts is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Mr. Watts primarily performs substantial duties on behalf of the registrant other than in connection with transactions in securities.  Mr. Watts has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will terminate upon the earlier to occur of: (i) the sale of all 10,000,000 shares being offered, or (ii) 365 days after this Offering Circular is declared effective by the Securities and Exchange Commission or (iii) or the decision by Company management to deem the offering closed.

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

5.    USE OF PROCEEDS TO ISSUER

We estimate that, at a per share price of $2.00, the net proceeds from the sale of the 10,000,000 shares in this Offering will be approximately $19,970,000, after deducting the estimated offering expenses of approximately $30,000.

We will utilize the net proceeds from this offering to acquire land for our land banking operations and to acquire, restore, and manage residential and commercial properties, and for general corporate purposes, including financing, operating expenses and our other expenses.

Accordingly, we expect to use the net proceeds, estimated as discussed above as follows, if we raise the maximum offering amount:

        Maximum  Offering
        Amount     Percentage

Land Banking Raw Land:

Acquisition Costs (1)      $6,000,000 30%
Development Costs       $6,000,000 30%

Other Real Estate Developments:

Acquisition Costs (1)      $4,000,000 20%
Development Costs      $3,000,000 15%

Working Capital       $700,000    4%

Offering Expenses (2)      $30,000     1%

(1) "Acquisition Expenses" are expenses related to our selection and acquisition of properties, whether or not the properties are acquired. These expenses include but are not limited to travel and communications expenses, non-refundable option payments on property not acquired, accounting fees and expenses and miscellaneous expenses. The presentation in the table is based on the assumption that we will not borrow any money to purchase properties.

(2) "Offering Expenses" include projected costs for Legal and Accounting, Publishing/Edgar and Transfer Agents Fees.

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding for the fully implement our business plan.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

6.    DESCRIPTION OF BUSINESS
Our Company

Phoenix Realty was incorporated under the laws of the State of Delaware on September 7, 2016. Our principal office is located at 245 Park Ave, 39th FL, New York, NY 10167. We are an internally managed real estate company engaged in land banking business. Land banking is the acquisition and aggregation of tracks of raw undeveloped land, subdivide and improve on the land by constructing road access, installing water, sewage and utility lines and selling the lots to National Home Building companies such as D.R. Horton Inc and Pulte Homes Corporation [NASDAQ - HPM], collectively "Nationals Builders". Phoenix plans to focus on the south east of the United States for the proposed land banking business. Phoenix has identified a gaping space in the property development chain which it intends to occupy. A Phoenix principal has been in the real estate development business for over 30 years and through experience has come to the realization that land banking is a space that needs to be occupied in the property development chain. The space exists because National Builders do not like to have undeveloped raw land on their inventory and/or balance sheet as it tends to have negative effect on their stock price. Moreover, lending institutions would rather lend on building projects with pre-banked lands. Phoenix goal is to occupy the market niche of aggregating lands that have been prepared for development (i.e., for erecting commercial and residential structures) and selling such developed lands to National Builders. By providing National Builders with a platform to shop for pre-banked lands, Phoenix will provide added value to National Builders who seek pre-banked land to execute on their building plans. In addition, Phoenix will engage in development and/or acquisition, management and operation or sale of any class of income producing residential and commercial real estate with a focus on retail strip shopping centers, in the south eastern United States. We are a development stage company, and we expect to use substantially all of the net proceeds from this offering to engage in land banking and real estate development business described hereinabove. We expect to build a high-quality portfolio intended to generate current income and to provide capital preservation, capital appreciation and portfolio diversification. These properties may be existing properties, newly constructed properties or properties under development or construction which we intend to acquire, make cosmetic changes, repairs, and other enhancements in order to increase the value for rent or immediate sale. Conversely, the land banking properties will be designated for outright sale to National Home Builders or we will develop the land on our own. We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

We plan to initially focus on the south eastern region of United States, and in markets that we believe are likely to benefit from favorable demographic changes. We expect to build a high-quality portfolio intended to generate current income and to provide capital preservation, capital appreciation and portfolio diversification. The Company will hold title to its acquired properties through related entities that operate as wholly-owned or wholly-controlled subsidiaries of the Company.

Our Competitive Strengths

We believe the experience of our directors and officers, as well as our investment strategies, distinguish us from other real estate companies. Specifically, our competitive strengths include the following:

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Experienced and Dedicated Management Team. The Company maintains a committed management team with experience in all phases of commercial and residential real estate investment, management and disposition. Our management team has also established a robust infrastructure of service providers, including longstanding relationships with property managers for assets under management.

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Strategy of Opportunistic Investing. We have an extensive deal flow network in target markets due to long-standing relationships with brokers and lenders.

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Highly Disciplined Investing Approach. We intend to take a time-tested and thorough approach to analysis, management and investor reporting.

Target Markets

The Company's goal is to acquire and aggregate tracks of raw undeveloped land, subdivide and improve on the land by constructing road access, installing water, sewage and utility lines and selling the lots to National Home Building companies such as D.R. Horton Inc and Pulte Homes Corporation [NASDAQ - HPM], collectively "Nationals Builders". In addition, the Company will engage in development and/or acquisition, management and operation or sale of any class of income producing commercial and residential real estate with a focus on retail strip shopping centers. The target market is the south eastern United States.  If the Board of Directors decides that any markets outside of the aforementioned markets present an opportunity to purchase real property in accordance with the Company's business and purpose, the Board of Directors, in its sole and absolute discretion, may pursue the purchase of real estate in such markets. The Board of Directors will have complete discretion in the types of commercial and residential properties and land banking opportunities to be engaged by the Company. Consequently, shareholders will be dependent upon the ability of the Board of Directors to select properties that have the most potential to generate potential profits and can be readily marketed and sold.

Industry Overview

Residential housing is the largest real estate asset class in the United States with approximately $20 trillion in assets, according to the December 2014 Federal Reserve Flow of Funds release. Single-family homes currently comprise approximately one-third of all residential housing. The Company's goal is to acquire and aggregate tracks of raw undeveloped land, subdivide and improve on the land by constructing road access, installing water, sewage and utility lines and selling the lots to National Home Building companies such as D.R. Horton Inc and Pulte Homes Corporation [NASDAQ - HPM], collectively "Nationals Builders". In addition, the Company will engage in development and/or acquisition, management and operation or sale of any class of income producing commercial and residential real estate with a focus on retail strip shopping centers. The target market is the south eastern United States.

The U.S. housing market enjoyed nearly a decade of strong home price appreciation from the late 1990s through June 2006. Due to excessive lending at subpar underwriting standards, a significant home price correction occurred from late 2006 through early 2012. As measured by the S&P Case Shiller U.S. National Home Price Index, the peak occurred in June 2006 (189.93) and reached a low in March 2012 (124.2) - a decrease of 35%. As of September 2013, home prices throughout the nation have recovered 22% of value, which is representative of home values in early 2004.

South East Economic Outlook

Market area economies in PNC's Southeast regional footprint are firmly established in a "solid growth, continued improvement" pattern of economic conditions. Large, dynamic economies such as Atlanta and Charlotte are on pace for even stronger job growth in 2015 than has been seen over the prior two years, which were already well above the national average. PNC forecasts that the market areas comprising its Southeast regional footprint will generate 2.6 percent employment growth for the full year in 2015. This compares to a strong 1.9 percent growth pace nationally. Above average job growth will provide upward pressure on wages, and will provide the household spending capacity that will help the region generate locally-driven economic momentum beyond just the next few months. Business investment prospects will help to keep the Raleigh market area near the top of economic growth rankings across the PNC regional footprint. The local economy is supported by the vast presence of professional services and technology- and research-oriented businesses. In the environment of new business investment expected for 2015, Raleigh's innovation-based economic core should find new demand for its expertise, leading to continued growth in high-paying jobs. Market areas in the Southeast region that rely on tourism for economic gains are poised for healthy gains in 2015. Low inflation and low gasoline prices should boost hiring in East Central Florida, since healthier household budgets nationwide will permit spending on vacations this year, whereas a lack of economic confidence and conservative spending habits may have dampened such plans through the first few years of the recovery.
Another pillar of support for many Southeast region market is strong continuation of strong auto sales nationwide. Northern Alabama, Nashville, and Louisville-Lexington should see all manufacturing job growth on the back of auto sales this year. An added boost to hiring in these markets will be healthy demand for transportation and distribution services in order for goods to get to the market. Louisville-Lexington is veritable transportation hub and will also benefit this year from a growing business investment appetite that will call on the market area to act as a conduit shuttling goods, services and people to satisfy that expanding demand.

For all its strengths, there are still market areas in the Southeast region that have work to do in righting their economic ships. Southeast Virginia and Mobile finished 2015 barely in positive territory in terms of job growth, as fiscal austerity initiatives hit local economic drivers hard. As part of the fastest growing economic regions in the nation, these market areas certainly have brighter economic times ahead of them once the necessary public sector rebalancing has been achieved.

Chart 5: 2015 Business Expansion Will Support   High-Paying
Industries Linked to Factory Output and Transportation

Louisville-Lexington
Mobile
Northern Alabama
Nashville
Charlotte
Atlanta
Southeast Virginia
Southeast Region
Raleigh
Southeast Florida
Tampa                                                   East Central Florida
                         0%     3%     6%    9%  12%    15%    18%   21%   24%

Chart source: PNC 1st Quarter 2015 - Regional Economic Outlook

Market Opportunity

The economic outlook described above, in our view, presents an opportunity for our business. The Company believes that recent corrections in the national, regional and local residential markets are healthy and, in many cases, overdue. Over the course of the past several months, Phoenix have noticed that customers have begun to explore the development of market-appropriate product with realistic absorption projections and expectations of realizable upside upon completion of their project in one to three years. Phoenix believes that the demand for appropriately priced new development in infill locations will remain steady in most of its markets. The south eastern region, for example, is experiencing a critical lack of new housing product that is affordable to the bulk of the urban workforce. The housing recession has led many banks - large and small - to lower their construction loan-to-value ("LTV") ratios, if not withdraw from the market altogether. The contraction in capital supply to the small to mid-sized homebuilder has not only added to the potential customer base for Phoenix but also is expected to produce higher credit borrowers and enhanced Phoenix's pricing power. All other things being equal, the sales price of a typical home in a borrower's project would need to be reduced by 20% to 30% from the original proforma levels for the Company to suffer losses to interest and principal, respectively.
Investment Objectives

Our primary investment objectives are:

-
to maximize the capital gains of our properties;

-
to preserve and protect your capital contribution;

-
to enable investors to realize a return on their investment by beginning the process of liquidating and distributing cash to investors within approximately five years of the termination of this offering, or providing liquidity through alternative means such as in-kind distributions of our own securities or other assets; and

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To achieve long-term capital appreciation for our stockholders through increases in the value of our company.

We will also seek to realize growth in the value of our investments and to optimize the timing of their sale.

However, we cannot assure you that we will attain these objectives or that the value of our investments will not decrease. We have not established a specific policy regarding the relative priority of these investment objectives.

Investment Criteria

We believe the most important criteria for evaluating the markets in which we intend to purchase investment properties include:

historic and projected population growth;

markets with historic and growing numbers of a qualified and affordable workforce;

high historic and projected employment growth;

markets with high levels of insured populations; and

stable household income and general economic stability.

The markets in which we invest may not meet all of these criteria and the relative importance that we assign to any one or more of these criteria may differ from market to market or change as general economic and real estate market conditions evolve. We may also consider additional important criteria in the future.

Investment Policies

Our investment objectives are to maximize the capital gains of our properties and achieve long-term capital appreciation for our stockholders through increases in the value of our company. We have not established a specific policy regarding the relative priority of these investment objectives.

We expect to pursue our investment objectives primarily through the ownership of commercial and residential and land banked assets. We currently intend to invest primarily in the acquisition, development and management of commercial and residential and land banked properties. While we may diversify in terms of property locations, size and market, we do not have any limit on the amount or percentage of our assets that may be invested in any one property or any one geographic area.

We may also participate with third parties in property ownership, through joint ventures or other types of co-ownership. These types of investments may permit us to own interests in larger assets without unduly restricting our diversification and, therefore, provide us with flexibility in structuring our portfolio. We will not, however, enter into a joint venture or other partnership arrangement to make an investment that would not otherwise meet our investment policies.

Equity investments in acquired properties may be subject to existing mortgage financing and other indebtedness or to new indebtedness which may be incurred in connection with acquiring or refinancing these properties. Debt service on such financing or indebtedness will have a priority over any dividends with respect to our common stock. Investments are also subject to our policy not to be treated as an "investment company" under the Investment Company Act of 1940, as amended, or the 1940 Act.

In order to maintain a relatively low-risk profile across our entire asset holdings, it is the goal of the company to maintain at 15% or less equity in all property holdings at all times. The Company's goal is to acquire properties at a maximum of 85% or more loan to value, based on both appraised and bank assumed values of the property, when available. This will be accomplished by either purchasing a property at below market value and/or ensuring that 15% or less down payment is made on the property at acquisition. We anticipate that most acquisitions will be "flipped" or re-sold for profit.

Due Diligence Process

We will consider a number of factors in evaluating whether to acquire any particular asset, including: geographic location; condition of the asset; historical performance; current and projected cash flow; potential for capital appreciation; potential for economic growth in the area where the asset is located; presence of existing and potential competition; prospects for liquidity through sale, financing or refinancing of the assets; and tax considerations. Because the factors considered, including the specific weight we place on each factor, vary for each potential investment, we will not assign a specific weight or level of importance to any particular factor. Our obligation to close on the purchase of any investment generally will be conditioned upon the delivery and verification of certain documents from the seller, including, where available and appropriate: plans and specifications; environmental reports; surveys; evidence of marketable title subject to any liens and encumbrances as are acceptable to the Company; and title and liability insurance policies.

Acquisition of Properties

The Company intends on acquiring commercial and residential properties primarily through foreclosure sales, bank owned real estate, purchase transactions constituting a short sale (a transaction where the purchase price is less than the secured indebtedness on the property), and distressed sale transactions. Raw land will be acquired by identifying potential growth and making acquisitions prior to on-rush of development. The number of commercial and residential properties that may be available from all of the foregoing sources will vary from time to time, depending on numerous factors including, without limitation, trends in delinquent mortgages and foreclosure sales in a given area, extent to which banks may or may not aggressively seek to sell owned real estate (typically acquired through foreclosure on a delinquent mortgage), number of persons seeking to purchase distressed properties, trends impacting values of residential properties, and other factors beyond the control of the Company.

Tax Treatment of Registrant and its Security Holders.

Although we hope to be a real estate company with real estate assets, we will not be initially operating as a Real Estate Investment Trust ("REIT") as we may not initially be able to qualify as a REIT. Therefore, we will initially operate a, "C" corporation. As such, our profits are taxable at corporate level and dividends, if any, are taxable at individual level.

Competition

The real estate market is highly competitive. We will compete in all of our markets with other owners and operators of single and multifamily properties. We will compete based on a number of factors that include location, rental rates, security, suitability of the property's design to tenants' needs and the manner in which the property is operated and marketed. The number of competing properties in a particular market could have a material effect on a property's occupancy levels, rental rates and operating expenses.

We will compete with many third parties engaged in real estate investment activities including REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies, private developers and other entities. There are also REITs with asset acquisition objectives similar to ours and others may be organized in the future. Some of these competitors have substantially greater marketing and financial resources than we will have and generally may be able to accept or manage more risk than we can prudently manage, including risks with respect to the creditworthiness of tenants. In addition, these same entities may seek financing through the same channels that we do. Therefore, we will compete for investors and funding in a market where funds for real estate investment may decrease, or grow less than the underlying demand.

Competition may limit the number of suitable investment opportunities offered to us and result in higher prices, making it more difficult for us to acquire new investments on attractive terms. In addition, competition for desirable investments could delay the investment of net proceeds from this offering in desirable assets, which may in turn reduce our cash flow from operations and negatively affect our ability to make or maintain distributions.

Government Regulation

Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Fair Housing Act

The Fair Housing Act, its state law counterparts and the regulations promulgated by the U.S. Department of Housing and Urban Development and various state agencies prohibit discrimination in housing on the basis of race or color, national origin, religion, sex, familial status (including children under the age of 18 living with parents or legal custodians, pregnant women and people securing custody of children under 18) or handicap (disability) and, in some states, financial capability. A failure by the multifamily apartment properties to which our investments relate to comply with these laws could result in litigation, fines, penalties or other adverse claims against these properties and their owners or managers, or could result in limitations or restrictions on the ability of these properties or entities to operate, any of which could materially and adversely affect us.

Investment Company Act of 1940

We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

Environmental Matters

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent or sell the property or to borrow using the property as collateral and may expose us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances.
Other Regulations

The properties we acquire likely will be subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We generally will acquire properties that are in material compliance with all regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

Employees:

Currently, the company does not have any full time employees. The company may hire a number of employees as needed after effectiveness of this offering primarily to support our acquisition and development efforts.

Legal Proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

7.    DESCRIPTION OF PROPERTY

Our principal offices are located at 245 Park Avenue, 39th FL, New York, N.Y. 10167. The office is provided free by Mr. Ray Watts. We do not currently lease or own any other real property.

8.    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The company was incorporated in Delaware on September 7, 2016. Our principal executive offices are located at 245 Park Avenue, 39th FL, New York, N.Y. 10167. We are an internally managed real estate company engaged in land banking business. Land banking is the acquisition and aggregation of tracks of raw undeveloped land, subdivide and improve on the land by constructing road access, installing water, sewage and utility lines and selling the lots to National Home Building companies such as D.R. Horton Inc and Pulte Homes Corporation [NASDAQ - HPM], collectively "Nationals Builders". Phoenix plans to focus on the south east of the United States for the proposed land banking business. Phoenix has identified a gaping space in the property development chain which it intends to occupy. A Phoenix principal has been in the real estate development business for over 30 years and through experience has come to the realization that land banking is a space that needs to be occupied in the property development chain. The space exists because National Builders do not like to have undeveloped raw land on their inventory and/or balance sheet as it tends to have negative effect on their stock price. Moreover, lending institutions would rather lend on building projects with pre-banked lands. Phoenix goal is to occupy the market niche of aggregating lands that have been prepared for development (i.e., for erecting commercial and residential structures) and selling such developed lands to National Builders. By providing National Builders with a platform to shop for pre-banked lands, Phoenix will provide added value to National Builders who seek pre-banked land to execute on their building plans. In addition, Phoenix will engage in development and/or acquisition, management and operation or sale of any class of income producing residential and commercial real estate with a focus on retail strip shopping centers, in the south eastern United States. We are a development stage company, and we expect to use substantially all of the net proceeds from this offering to engage in land banking and real estate development business described hereinabove. We expect to build a high-quality portfolio intended to generate current income and to provide capital preservation, capital appreciation and portfolio diversification. The properties may be existing properties, newly constructed properties or properties under development or construction which we intend to acquire, make cosmetic changes, repairs, and other enhancements in order to increase the value for rent or immediate sale. Conversely, the land banking properties will be designated for outright sale to National Home Builders or we will develop the property on our own. We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and staff and raising capital. Accordingly, the Company is considered to be in the development stage, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have not commenced. The Company has generated minimal revenues from operations and therefore lacks meaningful capital reserves.

Operating Results

As of October 1, 2016 we have not generated any revenues and incurred expenses of $3,500. Our operating expenses consist of the costs incurred in organizing the company and this offering. As a result, our net loss for the period from inception through October 1, 2016 was $3,500. Our accumulated deficit at October 1, 2016 was $3,500.

To meet our need for cash we are attempting to raise money from this offering. The maximum aggregate amount of this offering will be required to fully implement our business plan. If we are unable to successfully generate revenue we may quickly use up the proceeds from this offering and will need to find alternative sources. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Liquidity and Capital Resources

As of October 1, 2016 the Company had $6,500 in cash and total liabilities of $3,500. As of October 1, 2016, the Company has incurred total expenses since inception of $3,500, related entirely to legal fees associated with this Offering. In management's opinion, the Company's cash position is insufficient to maintain its operations at the current level for the next 12 months. We are attempting to raise funds to proceed with our plan of operation. The Company hopes to raise $20,000,000 in this Offering. If we are successful at raising the maximum amount of this offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months.

Although we intend on identifying tracks of land and other real estate for development and acquisition with our proceeds, there is no guarantee that we will acquire any such properties. Executing on our business plan will depend highly on our funds, the availability of those funds, and the size of the properties. Upon the qualification of the Form 1-A, the Company plans to pursue its investment strategy of real estate development for commercial and residential properties and land banking. There can be no assurance of the Company's ability to do so or that additional capital will be available to the Company. If so, the Company's investment objective of acquiring real estate for development and land banking will be adversely affected and the Company may not be able to execute on its business plan if it is unable to finance such projects. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. There can be no assurance that additional capital will be available to the Company. If we are successful at raising capital by issuing more stock, or securities which are convertible into shares of the Company, your investment will be diluted as a result of such issuance.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Off-Balance Sheet Arrangements

As of October 1, 2016 we did not have any off-balance sheet arrangements.

Plan of Operations

Over the next twelve months, the Company intends to focus on acquiring tracks of land for land banking and other commercial and residential properties for development using the proceeds from this offering. Our officers and directors will meet with property owners, brokers, consultants and advisors in the real estate industry to locate raw land and other properties which meet the Company's profile. We may engage other consultants to conduct initial due diligence with respect to properties which may be of interest to the Company. Our initial focus will be to acquire properties located in the south eastern region of the United States. Our director intends to reach out to his current network and search for appropriate properties. Mr. Watts has a network that includes real estate brokers, commercial and residential real estate owners, management companies, real estate operators, title companies, and escrow companies. Mr. Watts believes that by utilizing his current network, he will be able to identify appropriate properties. We plan to purchase real properties by assuming up to 85% or more debt financing. We may also acquire debt in the form of mezzanine or bridge financing. We may borrow such funds from a traditional bank or non-bank third party. However, we hope to limit our financing costs and our financing to direct leverage on the property. We hope to finance acquisition costs mostly with the sale of our common stock in this offering.

9.    DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The board of directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year, and until her successor is elected and qualified, or until her earlier resignation or removal. Our directors and executive officers are as follows:

The table below lists our directors and executive officers, their ages, and the date of their first appointment to such positions. Each position is currently held with an indefinite term of office.

                   Name
  Position
Age
Date of First

Appointment
Ray Watts
Chief Executive Officer/Director
  57
  September 7, 2016

Franklin Ogele

President/Director
/Secretary/Gen. Counsel

   62

September 7, 2016

General Counsel

Ray Watts, CEO and Director

Ray Watts is our CEO and Director. Mr. Watts has over 30 years of experience in the real estate industry as developer and as CEO of Apex Homes, Inc. and Apex Homes Construction Inc. Established in 1992, Apex Homes, Inc. is a vertically integrated real estate firm that focuses on real estate investments, development, brokerage and property management. Apex Homes' projects cover hundreds of single and multi-family structures completed and under development in Myrtle Beach, SC, such as The Aqua Bay Resorts, Myrtle Beach, SC; The Woodward Bay, Myrtle Beach, SC, The Gardens at Cypress Bay, Little River/Myrtle Beach, SC; The Cloisters at Ocean Boulevard, Magnolia Place East and several other completed and under construction projects. Apex Homes is also active in the following markets: North Carolina, South Carolina, Florida, New York, and Vermont. Apex Homes Construction Inc. is a South Carolina registered (BD5 HY5 WL5) General Contractor licensed to handle all Building, Development (including, Land Banking), Highway and Water Sewage Projects. Apex Home Construction Inc. is Mr. Watts' flagship construction company. Mr. Watts holds a Bachelors' Degree in Sociology from North Carolina State University, Raleigh, NC and Masters' Degree in Organizational Management from Pfeiffer University, Charlotte, NC. Mr. Watts is also a North Carolina Licensed Real Estate Broker. Moreover, Mr. Watts has built, owned, sold and managed single, multi-family, and commercial properties. We believe that Mr. Watts' significant real estate experience makes him well qualified to serve as our chairman of our board of directors.

Franklin Ogele, President, Director and General Counsel

Franklin Ogele is our President, Director and General Counsel.  Mr. has over 25 years of substantive professional work as Securities Industry Regulatory Lawyer and Investment Banking/Broker/Dealer Senior Management. Franklin has held positions as: Senior Compliance Examiner at Financial Industry Regulatory Authority, Inc.; Vice President, General Counsel of ABN Amro Securities (USA) Inc., General Counsel for ABN Amro Asset Management Inc; Vice President, Legal Counsel of Santander Investments Securities USA Inc. Broker-Dealer Regulation Partner at Singer Zamansky Ogele and Selengut LLP. Franklin holds academic degrees in Accounting, Economics and Law in addition to these US securities industry licenses: Series 7, 24, 27, 63, 79 and 99. Franklin is admitted to practice law in New York & New Jersey and the US Southern District Court of New York & New Jersey Federal Court. We believe that Mr. Ogele's significant financial and legal experience makes him well qualified to serve as a member of our board of directors.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no more than two (2) directors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company's majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

 Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

 Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

 Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

 Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

 Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

 Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

 Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Significant Employees
None.

10.   COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about the annual compensation of each of our two highest-paid persons who were directors or executive officers during our last completed fiscal year.

Cash
Other
Total

Capacities in which
compensation
compensation
compensation
           Name
compensation was received
($)
($)
($)
Ray Watts
CEO, Director
-0-
-0-
-0-
Franklin Ogele
President/ Director/Secretary
-0-
-0-
-0-

Compensation of Directors

We do not compensate our directors for attendance at meetings. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive plans.

11.   SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Amount and

Amount and

nature of

nature of

beneficial

Percent

Name and address of beneficial

beneficial

ownership

of class

owner (1)

ownership (2)

acquirable

(3)

Ray Watts

15,000,000

-0-

50%

Franklin Ogele

15,000,000

-0-

50%

All directors and officers as a
group (2 persons)

30,000,000

-0-

100%

(1)
The address of those listed is 245 Park Avenue, 39th FL, New York, N.Y. 10167.

(2)
Each director owns 7,500,000 of Class A common and 7,500,000 of Class B common. Unless otherwise indicated, all shares are owned directly by the beneficial owner.

(3)
Based on 30,000,000 shares consisting of an aggregate 15,000,000 Class A and 15,000,000 Class B shares of common stock outstanding prior to this Offering.

12.   INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

During the last fiscal year, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

Conflicts of Interest and Corporate Opportunities

The officers and directors have acknowledged that under Delaware law that they must present to the Company any business opportunity presented to them as an individual that met the Delaware's standard for a corporate opportunity:  (1) the corporation is financially able to exploit the opportunity; (2) the opportunity is within the corporation's line of business; (3) the corporation has an interest or expectancy in the opportunity; and (4) by taking the opportunity for his own, the corporate fiduciary will thereby be placed in a position inimical to their duties to the corporation. This is enforceable and binding upon the officers and directors as it is part of the Code of Ethics that every officer and director is required to execute.  However, the Company has not adopted formal written policies or procedures regarding the process for how these corporate opportunities are to be presented to the Board.  It is the Company's intention to adopt such policies and procedures in the immediate future.

13.   SECURITIES BEING OFFERED

Common Shares

Our authorized capital stock consists of (i) one hundred million (100,000,000) shares of Class A Common Stock, par value $0.00001 per share (the "Class A Common Stock"), (ii) one hundred million (100,000,000) shares of Class B Common Stock, par value $0.00001 per share (the "Class B Common Stock"), (iii) fifty million (50,000,000) shares of Class C stock, par value $0.0001 and (iv) fifty million (50,000,000) shares of Preferred stock, par value $0.0001. As of October 1, 2016, we have 15,000,000 shares of Class A common stock and 15,000,000 shares of Class B common stock issued and outstanding.

The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, as amended, and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

Voting Rights. (a) Voting Rights. (i)  Except as otherwise provided in the charter or the bylaws or by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Corporation. (ii) Each holder of shares of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. (iii) Each holder of shares of Class B Common Stock shall be entitled to ten (10) votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock (in the event we create preferred stock), holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock that may be created in the future.

Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may create in the future.

Transfer Agent and Registrar

VStock Transfer, New York, NY

Share Eligible for Future Sale

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 30,000,000 shares consisting of 15,000,000 shares of Class A common stock and 15,000,000 of Class B common stock. None of these shares will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

The 40,000,000 consisting of 25,000,000 shares of Class A common stock and 15,000,000 shares of Class B common stock outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

A person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:
      1% of the number of shares then outstanding, which will equal 90,850 shares of common stock immediately after this offering (or 104,290 shares of common stock if the over-allotment option is exercised in full); and
      the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
     the issuer of the securities that was formerly a shell company has ceased to be a shell company;
      the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
      the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
      at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

14.   FINANCIAL STATEMENTS

PHOENIX REALTY, INC.
(A DEVELOPMENTAL STAGE COMPANY)
FINANCIAL STATEMENTS
For the period ended October 1, 2016.

CONTENTS:

Balance Sheet as of October 1, 2016.

Statement of Operations for the period from September 7, 2016 to October 1, 2016.

Statements of Stockholder's Deficit for the period from September 7, 2016 to October 1, 2016.

Statements of Cash Flows for the period from September 7, 2016 to October 1, 2016.

Notes to the Financial Statements

PHOENIX REALTY, INC.
(A DEVELOPMENTAL STAGE COMPANY)
BALANCE SHEET
As of October 1, 2016.

ASSETS

October
30, 2016

Current Assets:

  Cash

$6,500
         Total Current Assets

TOTAL ASSETS

6,500

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:

Related Party Note

3,500
Total Current Liabilities

3,500
Total Liabilities

3,500

Stockholders' Equity

Common Stock, Par Value $0.0001, 100,000,000 Class A and 100,000,000 Class B Authorized, 30,000,000 (15,000,000 Class A & 15,000,000 Class B) Issued and Outstanding

3,000
Additional Paid In Capital

Prior Accumulated Retained Earnings

Current net profit (loss)

(3,500)
Less: Dividends

Total Shareholders' Equity

(3,000)

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY

$6,500

The accompanying notes are an integral part of these financial statements.

PHOENIX REALTY, INC.
(A DEVELOPMENTAL STAGE COMPANY)
STATEMENT OF OPERATIONS
For the Period September 7, 2016 (Inception) through October 1, 2016.

From September
7,  2016 to
October  1, 2016

Revenue

$0.00

Operating expenses:

3,500
Total operating expenses

3,500

Net Profit

(3,500)

Net loss per common share - basic and diluted:

Net loss per share attributable to common stockholders

0.0001

Weighted-average number of common shares outstanding

30,000,000

The accompanying notes are an integral part of these financial statements.

PHOENIX REALTY, INC.
(A DEVELOPMENTAL STAGE COMPANY)
STATEMENT OF STOCKHOLDER'S DEFICIT
for the period of September 7, 2016 (inception) to October 1, 2016

Common Stock
Additional Paid In Capital
Accumulated Deficit
Total Stockholder's Deficit

Shares
Amount

$

$
$
Beginning Balance, September 7, 2016 (Inception)
-
0

Issuance of Common Stock $0.0001 Par Value
30,000,000
3,000

Net Income (Loss)
-

(3,500)

Ending Balance, October 1, 2016
30,000,000
3,000

(3,500)
(500)

The accompanying notes are an integral part of these financial statements.

PHOENIX REALTY, INC.
(A DEVELOPMENTAL STAGE COMPANY)
STATEMENT OF CASH FLOWS
FROM THE PERIOD September 7, 2016 (INCEPTION) to October 1, 2016.

From September 7, 2016 (Inception) to October 1, 2016

Cash Flows from Operating Activities

Net Income (loss)

($3,500)
Net cash used in operating activities

(3,500)

Cash Flows from Financing Activities

Common Stock issued

3,000
Related Party Loan

3,500
Net Cash Flows From Financing Activities

6,500
    Net Increase In Cash

6,500

Cash - Beginning

-
Cash - Ending

6,500

The accompanying notes are an integral part of these financial statements.

Note 1.     Organization, History and Business

PHOENIX REALTY, INC.  ("the Company") was incorporated in Delaware on September 7, 2016. The Company was established for the purpose of engaging in Land Banking and Commercial and Residential Real Estate Development. The Company's fiscal year end is December 31.

Note 2.     Summary of Significant Accounting Policies

Revenue Recognition

Revenue is derived from contracts with our consumers. Revenue is recognized in accordance with ASC 605. As such, the Company identifies performance obligations and recognizes revenue over the period through which the Company satisfies these obligations. Any contracts that by nature cannot be broken down by specific performance criteria will recognize revenue on a straight line basis over the contractual term of period of the contract.

Accounts Receivable

Accounts receivable is reported at the customers' outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, "Stock Compensation" ("ASC 718").  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, "Equity-Based Payments to Non-Employees."  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term "forfeitures" is distinct from "cancellations" or "expirations" and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and

Note 2.     Summary of Significant Accounting Policies (continued)

warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business segments

ASC 280, "Segment Reporting" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of October 1, 2016.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, "Income Taxes." The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and

Note 2.     Summary of Significant Accounting Policies (continued)

liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company's financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company's financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Note 3.     Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

10/1/16

U.S statutory rate

34.00%
Less valuation allowance

-34.00%

Effective tax rate

0.00%

The significant components of deferred tax assets and liabilities are as follows:

10/1/16
Deferred tax assets

Net operating gain/losses

$
       (3,500)

Deferred tax liability

  Net deferred tax assets

  Less valuation allowance

Deferred tax asset - net valuation allowance

$
0

Note 3.     Income Taxes (Continued)

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and "Accounting for Uncertainty in Income Taxes". The Company had no material unrecognized income tax assets or liabilities as of October 1, 2016.

The Company's policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period September 7, 2016 (inception) through October 1, 2016 there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and the state of Delaware. We are not currently involved in any income tax examinations.

Note 4.   Related Party Transactions

There have been no related party transactions other than the following related party stock issuances.

Related Party Stock Issuances:

The following stock issuances were made to officers of the company as compensation for services:

On October 1, 2016 the Company issued 15,000,000, consisting of 7,500,000 shares of its authorized Class A common stock and 7,500,000 of its authorized Class B common stock to Ray Watts as consideration for $1,500.00.

On October 1, 2016 the Company issued 15,000,000, consisting of 7,500,000 shares of its authorized Class A common stock and 7,500,000 of its authorized Class B common stock to Franklin Ogele as consideration for $1,500.00.

Related Party Note.

On September 27, 2016 Ray Watts, the Chief Executive Officer, loaned the Company the sum of $3,500.00. The note is payable upon demand and bears no interest.

Note 5.   Stockholders' Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

As of October 1, 2016 the Company had 30,000,000 consisting of 15,000,000 shares of Class A common stock and 15,000,000 shares of Class B common stock issued and outstanding.

 Note 6. Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

Note 7 - Net Income(Loss) Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to PHOENIX REALTY, INC., for the period September 7, 2016 (inception) through October 1, 2016.

10/1/16

Net Income (Loss)

$
    (3,500)

Weighted-average common shares outstanding  basic:

Weighted-average common stock

30,000,000
Equivalents

Equivalents

Stock options

0
 Warrants

0
    Common Shares

0
Weighted-average Class A and Class B common shares

 30,000,000
outstanding-  Diluted

Note 8.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has not generated significant revenue. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management believes that the Company's capital requirements will depend on many factors including the success of the Company's development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.
Note 9.    Subsequent Events

None/

15. INDEX TO EXHIBITS

Exhibit 1A - 2A  CERTIFICATE OF INCORPORATION AND AMENDMENT THERETO
Exhibit 1A - 2B  BY-LAWS
Exhibit 1A -4  SUBSCRIPTION AGREEMENT
Exhibit 1A-12  OPINION OF COUNSEL
Exhibit 1A-13  SOLICITATION MATERIAL
PHOENIX REALTY, INC.
16.  SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of ______________and County of ________________, State of ___________, on October   _____________, 2016.

PHOENIX REALTY, INC.

By:
 /s/ Ray Watts

Name:
Ray Watts

Title:
Chief Executive Officer, Director

(and Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature

Title

Date

/s/ Ray Watts

Ray Watts

Chief Executive Officer/Director (and Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature

Title

Date

/s/Franklin Ogele

Franklin Ogele

President/ Director /Principal Executive Officer and Financial and Accounting Officer)

1